Exhibit 99.1
News Release
Axalta Coating Systems 2001 Market Street Suite 3600 Philadelphia, PA 19103 USA	Contact Christopher Mecray D +1 215 255 7970 Christopher.Mecray@axalta.com

For Immediate Release
Axalta Commences Notes Offering
PHILADELPHIA, PA, June 1, 2020 - Axalta Coating Systems Ltd. (NYSE: AXTA) (the “Company”) announced that two of its wholly owned subsidiaries, Axalta Coating Systems, LLC and Axalta Coating Systems Dutch Holding B B.V. (collectively, the “Issuers”), intend to offer $500.0 million in aggregate principal amount of senior unsecured notes (the “Notes”), subject to market and other conditions, to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States in compliance with Regulation S under the Securities Act.
The Notes are expected to be fully and unconditionally guaranteed by the Company and each of the Company’s existing restricted subsidiaries, subject to certain exceptions. The Issuers expect to use the net proceeds of this offering for general corporate purposes and to pay related transaction costs and expenses.
The Notes and related guarantees will not be registered under the Securities Act, or any state securities laws, and may not be offered or sold in the United States absent registration except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws.
This press release shall not constitute an offer to sell nor a solicitation of an offer to buy any security, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.
About Axalta Coating Systems
The Company is a global leader in the coatings industry, providing customers with innovative, colorful, beautiful and sustainable coatings solutions. From light vehicles, commercial vehicles and refinish applications to electric motors, building facades and other industrial applications, our coatings are designed to prevent corrosion, increase productivity and enhance durability. With more than 150 years of experience in the coatings industry, the global team at the Company continues to find ways to serve our more than 100,000 customers in over 130 countries better every day with the finest coatings, application systems and technology.
Cautionary Statement Concerning Forward-Looking Statements
This release may contain certain forward-looking statements regarding the Company and its subsidiaries and the offering of the Notes. All of these statements are based on management’s expectations as well as estimates and assumptions prepared by management that, although they believe to be reasonable, are inherently uncertain. These statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of the Company’s control, as well as the recently concluded review of strategic alternatives and the effects of the novel coronavirus (“COVID-19”) pandemic, that may cause its business, industry, strategy, financing activities or actual results to differ materially. The extent and duration of COVID-19 on our business and operations is uncertain. Factors that will influence the impact on our business and operations include the duration and extent of COVID-19, the extent of imposed or recommended containment and mitigation measures, and the general economic consequences of COVID-19. More information on potential factors that could affect the Company’s actual results is available in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections within the Company’s most recent annual report on Form 10-K, and in other documents that the Company has filed with, or furnished to, the U.S. Securities and Exchange Commission, including the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2020. The Company undertakes no obligation to update or revise any of the forward-looking statements contained herein, whether as a result of new information, future events or otherwise.

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